                                                                    EXHIBIT h(6)

                             MEMORANDUM OF AGREEMENT

         This Memorandum of Agreement is entered into as of this 1st day of July, 2001, between AIM Investment Funds (the "Trust"), on behalf of the funds listed on Exhibit "A" to this Memorandum of Agreement (the "Funds"), and A I M Advisors, Inc. ("AIM").

         For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and AIM agree as follows:

         The Trust and AIM agree until the date set forth on the attached Exhibit "A" that AIM will waive its fees or reimburse expenses to the extent that the expenses (excluding interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) of a class of a Fund exceed the rate set forth on Exhibit "A" of the average daily net assets allocable to such class. Neither the Trust nor AIM may remove or amend the expense limitations to the Trust's detriment prior to the date set forth on Exhibit "A." AIM will not have any right to reimbursement of any amount so waived or reimbursed.

         The Trust and AIM agree to review the then-current expense limitations for each class of each Fund listed on Exhibit "A" on a date prior to the date listed on that Exhibit to determine whether such limitations should be amended, continued or terminated. Unless the Trust, by vote of its Board of Trustees, or AIM terminates the limitations, or the Trust and AIM are unable to reach an agreement on the amount of the limitations to which the Trust and AIM desire to be bound, the limitations will continue for additional one-year terms at the rate to which the Trust and AIM mutually agree. Exhibit "A" will be amended to reflect that rate and the new date through which the Trust and AIM agree to be bound.

         It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall only bind the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust. The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of the Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in the Trust's Agreement and Declaration of Trust.

         IN WITNESS WHEREOF, the Trust and AIM have entered into this Memorandum of Agreement as of the date first above written.

                                    AIM Investment Funds,
                                    on behalf of each Fund listed in Exhibit "A" to this Memorandum of Agreement


                                    By: /s/ CAROL F. RELIHAN
                                       -----------------------------------------

                                    Title: Vice President


                                    A I M Advisors, Inc.


                                    By: /s/ ROBERT H. GRAHAM
                                       -----------------------------------------

                                    Title: President

                                   EXHIBIT "A"

                              AIM INVESTMENT FUNDS


FUND                                                             EXPENSE LIMITATION             COMMITTED UNTIL
----                                                             ------------------             ---------------
AIM Developing Markets Fund
         Class A                                                       1.75%                     June 30, 2002
         Class B                                                       2.40%                     June 30, 2002
         Class C                                                       2.40%                     June 30, 2002

AIM Global Consumer Products and Services Fund
         Class A                                                       2.00%                     June 30, 2002
         Class B                                                       2.50%                     June 30, 2002
         Class C                                                       2.50%                     June 30, 2002

AIM Global Financial Services Fund
         Class A                                                       2.00%                     June 30, 2002
         Class B                                                       2.50%                     June 30, 2002
         Class C                                                       2.50%                     June 30, 2002

AIM Global Health Care Fund
         Class A                                                       2.00%                     June 30, 2002
         Class B                                                       2.50%                     June 30, 2002
         Class C                                                       2.50%                     June 30, 2002

AIM Global Infrastructure Fund
         Class A                                                       2.00%                     June 30, 2002
         Class B                                                       2.50%                     June 30, 2002
         Class C                                                       2.50%                     June 30, 2002

AIM Global Resources Fund
         Class A                                                       2.00%                     June 30, 2002
         Class B                                                       2.50%                     June 30, 2002
         Class C                                                       2.50%                     June 30, 2002

AIM Global Telecommunications and Technology Fund
         Class A                                                       2.00%                     June 30, 2002
         Class B                                                       2.50%                     June 30, 2002
         Class C                                                       2.50%                     June 30, 2002

AIM Latin American Growth Fund
         Class A                                                       2.00%                     June 30, 2002
         Class B                                                       2.50%                     June 30, 2002
         Class C                                                       2.50%                     June 30, 2002

AIM Strategic Income Fund
         Class A                                                       1.50%                     June 30, 2002
         Class B                                                 (See Note 1 below)              June 30, 2002
         Class C                                                 (See Note 1 below)              June 30, 2002

NOTE 1: The amount equal to Total Annual Fund Operating Expenses (as calculated in the fund's financial statements less expense exclusions listed in the Memorandum of Agreement) less the basis point amounts necessary to limit Class A shares' Total Annual Fund Operating Expenses to 1.50%.